UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

July 2, 2008

Date of report (Date of earliest event reported)

IPtimize, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2135 South Cherry Street, Suite 200, Denver, CO 80222

(Address of principal executive office, including zip code)

(303) -268-3600

(Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Pursuant to Item 304 of Regulation S-K, the Registrant states as follows:

(a)(1) On July 2, 2008, Registrant elected to change its accountants from Stark Winter Schenkein & Co., LLP to Ronald R. Chadwick, P.C.

(i) The Registrant decided not to reappoint Stark Winter Schenkein & Co., LLP as its independent accountants;

(ii) The financial statements reported on by Stark Winter Schenkein & Co., LLP were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years;

(iii)(A) The decision to change accountants was approved by the Audit Committee of registrant’s Board of Directors;

(iv) There were no disagreements with Stark Winter Schenkein & Co., LLP related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years;

(a)(2) On July 8, 2008, the Registrant engaged Ronald R. Chadwick, P.C., as its independent accountant.

(i) The Registrant did not consult with Ronald R. Chadwick, P.C., its new independent accountant, regarding any matter prior to its engagement; and.

(3) The Registrant has provided to Stark Winter Schenkein & Co., LLP, its former accountants, a copy of the disclosures contained in this Item 4.01 and the Registrant has requested a letter from Stark Winter Schenkein & Co., LLP, addressed to the Commission, confirming the statements made by the Registrant in this Item 4.01. A copy of such letter is attached hereto.

Item 9.01	Financial Statements & Exhibits

(d) Exhibits

Exhibit Number	Description

16	Letter from Stark Winter Schenkein & Co., LLP on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: July 8, 2008	By:	/s/ Ron Pitcock
Ron Pitcock,
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16	Letter from Stark Winter Schenkein & Co., LLP on change in certifying accountant